                                                                    EXHIBIT 12

                        L-3 COMMUNICATIONS CORPORATION
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (In thousands, except for ratio data)


                                      COMPANY                        COMPANY
                                   --------------                --------------
                      PRO FORMA                      PRO FORMA
                    THREE MONTHS    THREE MONTHS       YEAR        NINE MONTHS
                        ENDED          ENDED           ENDED          ENDED
                      MARCH 31,      MARCH 31,     DECEMBER 31,    DECEMBER 31,
                        1998            1998           1997            1997
                    -------------- --------------  -------------- --------------
Earnings:
Income before
 income taxes.....     $   500        $ 4,284         $15,900        $27,402
Add:
 Interest
  expense.........      10,600         10,605          42,400         29,884
 Interest
  component of
  rent expense....       1,283          1,148           5,133          3,445
                   -------------- --------------  -------------- --------------
Earnings..........     $12,383        $16,037         $63,433        $60,731
                   ============== ==============  ============== ==============
Fixed Charges:
 Interest
  expense.........     $10,600        $10,605         $42,400        $29,884
 Interest
  component of
  rent expense....       1,283          1,148           5,133          3,445
                   -------------- --------------  -------------- --------------
Fixed Charges.....     $11,883        $11,753         $47,533        $33,329
                   ============== ==============  ============== ==============
Ratio of earnings
 to fixed
 charges..........         1.0x           1.4x            1.3x           1.8x
                   ============== ==============  ============== ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                               PREDECESSOR COMPANY
                   ----------------------------------------------------------------------------
                    THREE MONTHS                                   NINE MONTHS    THREE MONTHS
                                     YEARS ENDED DECEMBER 31,
                        ENDED                                         ENDED          ENDED
                      MARCH 31,   ------------------------------  DECEMBER 31,     MARCH 31,
                        1997         1996      1995      1994         1993            1993
                   -------------- ---------  --------  ---------  -------------- --------------
EARNINGS:
INCOME BEFORE
   INCOME TAXES        $(505)       $19,494    $174     $2,929       $8,300          $5,100
Add:
 Interest
  expense.........      8,441        24,197    4,475      5,450        4,100             --
 Interest
  component of
  rent expense....        851         2,832    1,591      1,866        1,400            467
                   -------------- ---------  -------- ---------  -------------- --------------
Earnings..........     $8,787       $46,523   $6,240    $10,245      $13,800         $5,567
                   ============== =========  ======== =========  ============== ==============
Fixed Charges:
 Interest
  expense.........     $8,441       $24,197   $4,475    $ 5,450      $ 4,100             --
 Interest
  component of
  rent expense....        851         2,832    1,591      1,866        1,400            467
                   -------------- ---------  -------- ---------  -------------- --------------
Fixed Charges.....     $9,292       $27,029   $6,066    $ 7,316      $ 5,500         $  467
                   ============== =========  ======== =========  ============== ==============
Ratio of earnings
 to fixed
 charges..........       N/A(a)         1.7x     1.0x       1.4x         2.5x           N/A(b)
                   ============== =========  ======== =========  ============== ==============


------------
(a) For the three months ended March 31, 1997, earnings were insufficient to cover fixed charges by $0.5 million.
(b) For the three months ended March 31, 1993, no interest expense was incurred.